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                                                                     Exhibit 4.1

                            SUPPLEMENTAL INDENTURE

     Reference is made to that certain Indenture, dated as of February 1, 1999, by and among Oglebay Norton Company (formerly known as Oglebay Norton Holding Company), a Delaware corporation ("Oglebay"), the guarantors party thereto and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Indenture"). Capitalized terms used without definition herein have the meanings given to them in the Indenture.

          RECITALS:

     A. Section 4.13 of the Indenture provides, inter alia., that "[i]f (a) the Company or any Restricted Subsidiary shall organize, acquire or otherwise invest in another Person that becomes a Restricted Subsidiary, or (b) any Restricted Subsidiary that is not already a Guarantor shall become an obligor under the Senior Credit Facility, then the Company shall cause such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental Indenture pursuant to which such Restricted Subsidiary shall become a Guarantor..."

     B. Oglebay Norton Management Company, an Ohio corporation, has become an obligor under the Senior Credit Facility and a Restricted Subsidiary has organized Global Stone PenRoc, LP, a Pennsylvania limited partnership, and Oglebay Norton Management Company and Global Stone PenRoc, LP are Restricted Subsidiaries and are therefore required to become Guarantors under the Indenture unless they are designated as Unrestricted Subsidiaries;

     NOW, THEREFORE, in consideration of the above premises, Oglebay Norton Management Company and Global Stone PenRoc, LP agree, for the benefit of the Holders, as follows:

     Effective with the date hereof, Oglebay Norton Management Company and Global Stone PenRoc, LP each hereby expressly and fully and unconditionally agrees to become a Guarantor under the Financing Documents.

     The laws of the State of New York shall govern this Supplemental Indenture without giving effect to any conflicts of law principles thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed, as of April 3, 2000.

     OGLEBAY NORTON MANAGEMENT                   NORWEST BANK MINNESOTA,
          COMPANY                                NATIONAL ASSOCIATION

     By: /s/ Michael F. Biehl                   By:
        ---------------------                       --------------------
          Michael F. Biehl                      Title:
          Treasurer                                   ------------------

     GLOBAL STONE PENROC, LP
     By: GS PC, Inc., its general partner

     By: /s/ Michael F. Biehl
         --------------------
          Michael F. Biehl
          Treasurer